Exhibit 99.1

Empery Digital Secures $25 Million Credit Facility to Fund Share

Repurchases

Company Anticipates Additional $75 million Facility for Total Funding availability $100 Million

Low Fees on Share Repurchase Program

Empery Digital Acquires 25 Additional BTC and Now Holds Approximately 4,052 BTC

AUSTIN, Texas – August 18, 2025 – Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) today announced that it has entered into a committed borrowing facility to provide the Company with immediate access to $25 million in USD for share repurchases.

Drawdowns on the facility are at the sole option of Empery Digital, providing management the flexibility to act decisively if the market presents an opportunity to repurchase shares below net asset value (NAV). The Company also  anticipates securing an additional $75 million in borrowing capacity through an uncommitted borrowing facility to fund share repurchases in excess of the $25 million.

In addition, the Company today announced that it has amended its existing share repurchase agreement to decrease the fees to 1%, further demonstrating management’s focus on lowering its costs while increasing bitcoin per share.

“These facilities and the amended share repurchase agreement provide us with the flexibility to strategically leverage a modest portion of our BTC portfolio to increase bitcoin per share through opportunistic share repurchases if our share price trades below NAV,” said Ryan Lane, Co-CEO & Chairman of Empery Digital. “This approach is consistent with our stated strategy of increasing BTC per share regardless of whether our stock trades above or below NAV.”

BTC Holdings Update

Additionally, the Company today announced that since the last press release on August 12, 2025, the Company has acquired an additional 25.20 BTC for a total purchase price of $3.0 million. As of the time of this release, the Company holds 4,051.90 BTC acquired for an aggregate purchase price of approximately $476 million, reflecting an average purchase price of $117,554 per BTC.

See real-time NAV Metrics on our dashboard here: https://www.emperydigital.com/treasury-dashboard

Follow us on X: @EMPD_BTC

About Empery Digital Inc.

Built on Principles, Powered by Blockchain

Effective as of July 17, 2025, the Company adopted a bitcoin treasury strategy with the goal of becoming a leading, low cost, capital efficient, globally trusted aggregator of bitcoin. Empery Digital (formerly Volcon) was founded as the first all-electric power sports company sourcing high-quality and sustainable electric vehicles for the outdoor community. The power sports brand will operate under the brand name Empery Mobility. Empery Mobility electric vehicles are the future of off-roading, not only because of their environmental benefits but also because of their near-silent operation, which allows for a more immersive and enjoyable outdoor experience.

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Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. These forward-looking statements address various matters including the statements relating to whether we will be able to obtain additional debt financing at terms that are acceptable for making share repurchases if our common stock is trading below NAV or if we will repurchase shares of our common stock at all. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company's operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company's stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 17, 2025.

We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Empery Digital Contacts

For Media: media@emperydigital.com

For Dealers: dealers@emperydigital.com

For Investors: investors@emperydigital.com

For Marketing: marketing@emperydigital.com

For Digital: digital@emperydigital.com

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